Exhibit 99.1

[LOGO]

FOR IMMEDIATE RELEASE

Curis Reports First Quarter 2003 Results

CAMBRIDGE, MA, May 6, 2003—Curis, Inc. (NASDAQ:CRIS), a therapeutic drug development company, today reported its financial results for the quarter ended March 31, 2003.

For the first quarter of 2003, the Company reported a net loss applicable to common stockholders under accounting principles generally accepted in the United States (GAAP) of $4,470,000 or ($0.14) per share, as compared to a net loss of $18,002,000 or ($0.56) per share for the prior year period. Excluding stock-based compensation, amortization of intangible assets, the accretion of a mandatory preferred stock dividend, and impairment of property and equipment (2002 only), the non-GAAP net loss applicable to common stockholders for the three-month period ended March 31, 2003 was $4,007,000 or ($0.13) per share, as compared to a net loss of $11,890,000 or ($0.37) per share for the prior year period.

Revenues for the first quarter of 2003 were $435,000, as compared to $159,000 for the first quarter of 2002. The increase in revenues for the first quarter of 2003 was primarily due to revenue recognized by the Company under its collaboration with ES Cell International.

Operating expenses for the first quarter of 2003 were $4,731,000, as compared to $17,475,000 for the first quarter of 2002, a decrease of $12,744,000, or 73%. Approximately $7,097,000 of the reduction can be attributed to realignment expenses, lower personnel-related costs, reduced contract research, and lower outside service and other expenses resulting from the February 2002 realignment of the Company’s development programs, with the remainder reflecting a decrease of $5,647,000 in non-cash expenses during the period.

The Company did not record a loss from its partial ownership of Curis Newco, Ltd., a joint venture formed in July 2001 between the Company and affiliates of Elan Corporation, plc (“Elan”), for the first quarter of 2003, as compared to $1,162,000 for the first quarter of 2002. Until such time as the parties agree to a mutually acceptable development plan, Curis will assume all costs related to development of Hedgehog compounds for neurological indications.

“Our strong fiscal discipline has enabled Curis to manage these extra costs while maintaining a stable burn rate,” said Dr. Christopher Missling, Curis’ Chief Financial Officer. “We will continue to look at all aspects of our business in order to maximize the efficiencies of our operations.”

As of March 31, 2003, Curis’ cash and investments were $36,504,000. As of March 31, 2003, there were 31,720,838 shares of common stock and 1,000 shares of Series A convertible exchangeable preferred stock outstanding.

“Curis continues to be successful in conservatively managing its cash position, while at the same time continuing to advance the development of its internal programs,” said Daniel Passeri, Curis’ President and Chief Executive Officer. “While I am very pleased with the progress made during the last several quarters in controlling the burn rate and restructuring the business plan, I do want to stress again that our primary goal is successful product development. We will manage all of the elements of our business with that task in mind.”

Pro Forma Results

Curis reports pro forma Non-GAAP net loss applicable to common stockholders, which excludes certain non-operational, non-cash and specified other charges that management generally does not consider in evaluating the Company’s ongoing operations. These results are provided as a complement to reported results determined in accordance with GAAP. Management believes this pro forma measure helps indicate underlying trends in the Company’s business and uses this pro forma measure to establish budgets and operational goals, to manage the Company’s business, and to evaluate its performance. A reconciliation of pro forma to GAAP results is included as an exhibit to this press release.

CURIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three-months ended March 31,
	2003	2002
Revenues	$435,358	$158,632

Operating expenses:
Research and development	2,913,641	4,834,762
General and administrative	1,534,432	3,220,008
Stock-based compensation	263,866	697,462
Amortization of intangible assets	18,771	60,405
Impairment of property and equipment	—	5,171,945
Realignment expenses	—	3,490,000

Total operating expenses	4,730,710	17,474,582

Net loss from operations	(4,295,352)	(17,315,950)

Equity in loss of joint venture	—	(1,161,684)
Other income, net	5,548	657,593

Net loss	$(4,289,804)	$(17,820,041)
Accretion of preferred stock dividend	(180,225)	(182,228)

Net loss applicable to common stockholders	$(4,470,029)	$(18,002,269)

Basic and diluted net loss per common share	$(0.14)	$(0.56)

Weighted average common shares outstanding for basic and diluted net loss computation	31,731,009	32,329,228

CURIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2003	December 31, 2002
ASSETS
Cash, cash equivalents and marketable securities	$32,325,644	$36,573,276
Cash and cash equivalents—restricted	4,178,683	4,403,188
Property and equipment, net	3,390,915	3,775,269
Intangible assets, net	9,215,502	9,234,273
Other assets	8,485,092	8,455,687

Total assets	$57,595,836	$62,441,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$5,869,062	$6,266,068
Debt and capital lease obligations, excluding convertible debt	5,050,274	5,529,471
Convertible debt	7,027,012	6,885,486
Deferred revenue	12,105,299	12,154,006

Total liabilities	30,051,647	30,835,031
Series A Convertible Exchangeable Preferred Stock	13,244,508	13,064,283
Total stockholders’ equity	14,299,681	18,542,379

Total liabilities and stockholders’ equity	$57,595,836	$62,441,693

CURIS, INC.

RECONCILIATION OF PRO FORMA RESULTS AND GAAP RESULTS

(UNAUDITED)

	Three months ended March 31,
	2003	2002
Net loss applicable to common stockholders, excluding stock-based compensation, amortization of intangible assets, accretion of a mandatory preferred stock dividend, and other non-cash items	$(4,007,167)	$(11,890,229)
Adjustments to reconcile to GAAP net loss applicable to common stockholders:
Stock-based compensation	(263,866)	(697,462)
Amortization of intangible assets	(18,771)	(60,405)
Impairment of property and equipment	—	(5,171,945)
Accretion on Series A Convertible Exchangeable preferred stock	(180,225)	(182,228)

Net loss applicable to common stockholders, GAAP Basis	$(4,470,029)	$(18,002,269)

Net loss per common share, excluding stock-based compensation, amortization of intangible assets, accretion of a mandatory preferred stock dividend, and other non-cash items	$(0.13)	$(0.37)
Adjustments to reconcile to GAAP diluted net loss per common share:
Stock-based compensation	(0.01)	(0.02)
Amortization of intangible assets	—	—
Impairment of property and equipment	—	(0.16)
Accretion on Series A Convertible Exchangeable preferred stock	—	(0.01)

Basic and diluted net loss per common share, GAAP Basis	$(0.14)	$(0.56)

About Curis, Inc.

Curis, Inc. is a therapeutic drug development company. The Company’s technology focus is on regulatory pathways that control repair and regeneration. Curis’ product development involves using proteins or small molecules to modulate these pathways. Curis has successfully used this technology and product development strategy to produce several promising drug product candidates in the fields of kidney disease, neurological disorders, cancer, and alopecia (hair loss). For more information, please visit the Curis web site at www.CURIS.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Curis’ future operating results and the advancement of its current corporate partnerships, other potential future partnerships and its drug discovery and development programs. Such statements may contain the words “believes”, “expects”, “anticipates”, “plans”, “seeks”, “estimates” or similar expressions. These forward looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that may cause Curis’ actual results to be materially different from those indicated by such forward-looking statements. Actual results can be affected by a number of important factors including, among other things, adverse results in Curis’ and its strategic partners’ product development programs, difficulties or delays in obtaining or maintaining required regulatory approvals, Curis’ ability to obtain or maintain patent or other proprietary intellectual property protection, changes in or an inability to execute Curis’ realigned business strategy, Curis’ need for additional funding to conduct research and development of its product candidates, Curis’ ability to enter into and maintain important strategic partnerships and other risk factors identified in Curis’ most recent Annual Report on Form 10-K, Quarterly Report on 10-Q and any subsequent reports filed with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Curis disclaims any intention or obligation to update any of the forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise. This press release also contains financial measures which are not prepared in accordance with GAAP and which should not be construed as superior to GAAP financial measures.

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Contacts

For Curis, Inc.

Christopher U. Missling, Ph.D.

Chief Financial Officer

(617) 503-6587

Marc F. Charette, Ph.D.

Vice President, Corporate Development

(617) 503-6629